Exhibit 10.35

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) is made and effective January 1, 2007 (the “Effective Date”) by and between Masimo Laboratories, a Delaware corporation (“Labs”), and Masimo Corporation, a Delaware corporation (“Corp”) (each a “Party,” and collectively the “Parties”).

RECITALS

WHEREAS, Corp is in the business of, among other things, developing and distributing products in connection with the non-invasive measurement and monitoring of vital signs;

WHEREAS, Labs was formed for the purpose of, among other things, developing non-invasive non-vital signs technologies; and

WHEREAS, Corp and Labs are parties to that certain Amended and Restated Cross-Licensing Agreement dated as of approximately the date of this Agreement (the “Cross License Agreement”); and

WHEREAS, the Parties desire to enter into this Agreement, pursuant to which Corp shall provide to Labs certain management support services, such as purchasing, accounting, tax, human resources (“HR”), legal and other services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Unless otherwise defined herein, all terms shall have the same meaning as defined in the Cross License Agreement.

ARTICLE 2

SCOPE OF SERVICES

Section 2.1 Engagement. Subject to the terms and conditions of this Agreement, Labs may from time to time engage Corp to perform certain professional and management support services (the “Services”) on Labs’ behalf. In engaging Corp to perform particular Services, the Parties may enter into one or more written statements of work (each a “Statement of Work”) pursuant to which such Services shall be performed. Upon execution thereof by authorized representatives of Labs and Corp, each Statement of Work shall be deemed incorporated herein in its entirety. Any Services commenced during the Term (as defined in Section 7.1) of this Agreement or performed pursuant to a Statement of Work entered into by the Parties during the Term of this

Agreement shall be governed by the terms and conditions of this Agreement, subject to any modifications of such terms and conditions pursuant to a Statement of Work for such Services. Labs hereby engages Corp to perform the Services described in the initial Statement of Work attached as Exhibit A. Unless otherwise specified in a Statement of Work, any project work under a Statement of Work will be billed at the completion of the work, or taken as a deduction from amounts due to Labs from Corp. It is contemplated that Services on the initial Statement of Work will be paid or deducted from amounts due on a quarterly basis; provided, however, that the Parties may agree to modify this arrangement pursuant to request by either Party and as determined after good faith discussions

Section 2.2 Project Requirements. The Parties shall cooperate in good faith to establish each Statement of Work, which shall describe the Services to be performed under such Statement of Work, and the detailed requirements of such Services.

Section 2.3 Conflict. In the event that the provisions of a Statement of Work conflict with the provisions of this Agreement, the provision of the Statement of Work shall govern solely to the extent of any such conflict, and solely with respect to the particular Services being performed under such Statement of Work. Notwithstanding the foregoing, in the event any Statement of Work conflicts with the provisions of the Cross License Agreement, the provisions of the Cross License Agreement shall prevail.

Section 2.4 Modifications to Statements of Work. Labs may at any time make reasonable changes to the scope and requirements of the Services, or request Corp to perform additional Services. Labs shall promptly communicate such changes to Corp, and Corp shall, as soon as practicable thereafter, provide Labs with a revised Statement of Work reflecting the changes and related costs of the changes as requested by Labs, and a schedule for completion of such Services.

ARTICLE 3

PERSONNEL

Section 3.1 Project Managers. Upon request, each Party shall designate a manager for the Services to be performed under each Statement of Work (each a “Project Manager”). Each Project Manager shall be deemed to have authority to issue, execute, grant or provide any approvals, requests, notices or other communications required hereunder or requested by the other Party in connection with the Services under such Statement of Work. The requirements under this Section are not necessary while Labs and Corp share the same CEO.

Section 3.2 Work Policy. Personnel of Corp working on Labs’ premises shall (i) comply with Labs’ safety, security and other regulations and policies applicable to its outside contractors, and (ii) be advised by Corp of the confidentiality obligations hereunder. Personnel of Corp, when deemed appropriate by Labs, shall be issued visitor identification cards. Corp and its Personnel, upon demand by Labs, shall surrender each such card to Labs. Unless otherwise agreed by the Parties, Personnel of Corp shall observe the working hours, working rules, and holiday schedules of Labs while working on Labs’ premises. The obligations of this paragraph apply similarly to Labs employees.

Section 3.3 Independent Contractor. Corp shall be acting as an independent contractor in performing the Services and shall not be considered or deemed an agent, employee, joint venturer, or partner of Labs. Neither Party has, or shall represent that it has, any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

ARTICLE 4

PAYMENT AND OTHER TERMS

Section 4.1 Basis for Payment. Corp’s fees for performing Services (“Service Fees”) shall be either on a “time-and-materials” basis, a “cost-plus” basis or on a “fixed-fee” basis, or on a combination thereof, as specified in the Statement of Work applicable to such Services, provided, however, that the total of all Service Fees and Expenses (as defined in Section 4.2) invoiced to Labs under a Statement of Work shall not exceed any cap set forth in such Statement of Work. If unspecified, Corp’s fees for performing Services shall be on a “cost-plus” basis.

Section 4.2 Expenses. To the extent a Statement of Work does not specifically specify otherwise, Corp shall be reimbursed by Labs for reasonable out-of-pocket expenses incurred by Corp in the performance of Services (“Expenses”).

Section 4.3 Service Fees and Invoices. Corp shall invoice Labs quarterly for Service Fees and Expenses (i) as incurred, for “cost-plus” and “time-and-materials” Services, or (ii) pursuant to the milestone and/or payment schedule set forth in the Statement of Work for “fixed-fee” Services. Labs shall pay all amounts due on each invoice within thirty (30) days of receipt thereof.

Section 4.4 Disputes Regarding Invoices. In the event that Labs in good faith disputes an invoice submitted by Corp, Labs may withhold payment of any amount subject to the dispute, and if Corp owes Labs at the time, Corp may deduct the same from amounts due to Labs; provided, however, that (i) Labs shall continue to pay all undisputed amounts in accordance with the terms hereof, and (ii) Corp shall continue to perform its obligations hereunder. In the event of a dispute regarding the amount of any invoice, the Parties shall utilize the same dispute resolution terms as set forth in the Cross License Agreement, which provides for binding arbitration. No failure by Labs to identify contested charges prior to payment thereof shall limit or waive any of Labs’ rights or remedies with respect to such charges. Unpaid fees that are in good-faith dispute shall not be considered a basis for default hereunder

Section 4.5 Taxes. Each Party shall be responsible for payment of its own taxes arising out of its activities in connection with this Agreement, including federal and state taxes, social security taxes, unemployment insurance taxes and any other taxes or business license fees that may be required.

Section 4.6 Audits. As Corp’s services to Labs will include accounting and the creation of financial statements, Labs shall have the right to conduct an audit of the relevant books of Labs as prepared by Corp through an independent third-party accounting firm at any time up to three (3) months after termination of this Agreement. Corp shall provide reasonable assistance to Labs in connection with any such audit. If any such audit reveals that Corp has over-billed Labs, Corp shall promptly refund to Labs such over-billed amount plus interest at a rate of five percent (5%) per annum. If any such audit reveals that Corp has under-billed Labs, Labs shall promptly refund to Corp such under-billed amounts plus interest at a rate of five percent (5%) per annum.

Section 4.7 Insurance. Corp shall provide insurance coverage, as requested by Labs in any Statement of Work. Corp shall not be responsible for any damages or losses incurred by Labs to the extent such insurance does not fully cover any such damages or losses incurred by Labs.

Section 4.8 Limitation of Liability. EXCEPT WITH RESPECT TO INSTANCES OF WILLFUL MISCONDUCT, NEITHER PARTY HERETO SHALL HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF CORP UNDER THIS AGREEMENT FOR ANY CLAIMS, INDIVIDUALLY OR IN THE AGGREGATE, EXCEED THE AMOUNT OF SERVICE FEES RECEIVED BY CORP IN THE SIX (6) MONTH PERIOD PRECEDING THE ACCRUAL OF SUCH CLAIM. CORP MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE QUALITY OR RESULTS OF THE SERVICES PROVIDED UNDER THIS AGREEMENT

ARTICLE 5

CONFIDENTIALITY

Section 5.1 Confidentiality. The confidentiality provisions of the Cross License, and the exceptions thereto, shall apply to the Services provided under this Agreement.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1. Mutual Representations. Each Party hereby represents and warrants to the other Party as follows:

(a) Due Authorization. Such Party is duly organized and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party.

(b) Due Execution. This Agreement has been duly executed and delivered by such Party and, with due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

ARTICLE 7

TERM AND TERMINATION

Section 7.1 Term. This Agreement shall commence as of the Effective Date and continue in effect until terminated in accordance with the provisions hereof (the “Term”).

Section 7.2 At-Will Termination. Labs may terminate this Agreement at any time on thirty (30) days prior written notice to Corp. Corp may terminate this Agreement at any time on one hundred eighty (180) days prior written notice to Labs. Any such written notice shall specify the effective date of termination of the Agreement. Labs may terminate any Statement of Work at any time on thirty (30) days written notice to Corp.

Section 7.3 Breach. Either Party may terminate this Agreement and all Statements of Work at any time in the event that the other Party is in default or breach of any material provision of this Agreement, and such default or breach continues unremedied for a period of thirty (30) days after written notice thereof. Either Party may terminate any Statement of Work at any time in the event that the other Party is in default or breach of any material provision of such Statement of Work, and such default or breach continues unremedied for a period of thirty (30) days after written notice thereof.

Section 7.4 Survival. The duties and obligations of the Parties under Sections 4 and 5 of this Agreement shall survive termination of this Agreement.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. All notices, requests, claims, demands and other communications regarding this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the CEO of each respective Parties.

Section 8.2 Entire Agreement. This Agreement and related Statements of Work constitute the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement that is not expressly set forth in this Agreement or the Statements of Work may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof. If this Agreement is inconsistent with the terms of the Cross License Agreement, the terms of the Cross License Agreement shall apply.

Section 8.3 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

Section 8.4 Assignment. Neither Party may assign or otherwise transfer this Agreement or any Statement of Work without the prior written consent of the other Party. Assignment of this Agreement by either Party shall not relieve the assignor of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 8.5 No Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.6 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Labs and Corp.

Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of California.

Section 8.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

Section 8.9 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

Masimo Laboratories		Masimo Corporation

By	/s/ JOE E. KIANI	By	/s/ BRAD LANGDALE
Name:	Joe E. Kiani	Name:	Brad Langdale
Title:	Chief Executive Officer	Title:	Executive Vice President, Chief Marketing Officer

EXHIBIT A

STATEMENT OF WORK

1. Direct Charges – In general, Labs will be charged for any third party, out of pocket expense incurred by Corp on behalf of Labs. Examples of such expenses include:

•	Direct Payroll and related payroll expenses for Corp employees dedicated to Labs, or for Labs employees for which Corp treats as Corp employees.

•	Outside Consulting Fees for Labs.

•	Engineering Supplies directly related to Labs.

•	Legal/Patent fees directly related to Labs.

•	Tax fees directly related to Labs.

•	Accounting fees directly related to Labs.

•	Travel and Entertainment expenses directly related to Labs.

•	Office Supplies directly related to Labs.

•	Capital equipment purchases specified for Labs.

•	Stock Options (FAS123R) expenses related directly to employees dedicated to Labs incurred by Corp.

•	Insurance expenses for business and employees.

•	Costs to file tax returns, and amounts for taxes paid.

•	Third party audit costs.

•	Stock option charges and costs, if any.

These direct charges will be consolidated by Corp on a quarterly basis and will provide the support to the quarterly billing from Corp to Labs.

2. Indirect Charges – Miscellaneous support and infrastructure charges based on services provided by Corp employees (i.e., not costs incurred by third parties) to Labs, including without limitation:

•	Engineering support activities

•	Human resources

•	Accounting and Tax

•	Legal

•	MIS

•	Facility

•	Depreciation allocation for Corp assets used by Labs

Note: The Engineering, HR, Accounting and Tax, Legal and MIS support activities reflect what is considered to be “normal,” routine support.

Based on an analysis performed in January 2007, the allocation cost for these indirect charges will be based on 50% of the direct payroll expenses for Corp employees dedicated to Labs, and the Labs employees treated as Corp employees for support.

These indirect charges will be consolidated by Corp on a quarterly basis and will provide the support for the quarterly billing from Corp to Labs.